EXHIBIT 10.3

NOTICE, CONSENT, AMENDMENT AND WAIVER AGREEMENT

THIS NOTICE, CONSENT, AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), dated as of August _____, 2011 is entered into by and between H&H IMPORTS, INC., a Florida corporation (the “Company”) and each of the purchasers identified on the signature pages hereof (the “Holders”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement dated May 27, 2011 (the “Purchase Agreement”) pursuant to which the Company issued to the Holders, among other securities, common stock (the “Shares”) and common stock purchase warrants (the “Warrants”);

WHEREAS, the Holders acknowledge that the Company required additional working capital;

WHEREAS, the Company desires to sell (the “Bridge Offering”) to certain accredited investors, (the “Investors”) and the Investors desire to purchase from the Company, (a) 12% senior convertible debentures in the aggregate principal amount of $1,800,000 (the “Debentures”), in the form attached as Exhibit A hereto, and (b) a warrant (the “Debenture Warrant”), in the form attached as Exhibit B hereto, to purchase a number of shares of the Company’s common stock, $0.0001 par value per share equal to the principal amount of the Debentures divided by the conversion price of the Debentures, with an exercise price equal to $0.10 through National Securities Corporation, a Washington corporation (the “Placement Agent”), as exclusive agent to be completed on or before Septemeber 30, 2011;

WHEREAS, following the completion of the Bridge Offering the Company desires to sell (the “Follow On Offering”) additional securities of the Company for gross proceeds of at least $4,000,000 through the Placement Agent, the terms, rights and preferences of such securities to be determined by the Company and Placement Agent (the Bridge Offering and Follow On Offering, collectively referred to herein as the “Offering”);

WHEREAS the Investors require that the purchasers (the “Purchasers”) under the Purchase Agreement consent to certain transactions or waive certain rights and preferences under the Purchase Agreement;

WHEREAS, the Purchase Agreement may be amended pursuant to Section 6.5 thereof by the consent of Purchasers holding a majority in interests of the Shares and Additional Securities then outstanding;

WHEREAS, the Holders executing below hold a majority in interest of the Shares and Additional Securities (then outstanding);

WHEREAS, the Company has requested that the Holders agree to certain consents and waivers, and the Holders have agreed to such request, subject to the terms and conditions of this Agreement.

Notice, Consent and Waiver Agreement

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

Notice, Consent and Waiver of Right to Participate in Future Financing.  Each Holder hereby waives any right to participate in the Offering as provided under Section 4.11 (Participation in Future Financing) of the Purchase Agreement.  Furthermore, by receipt of this Agreement, Investor acknowledges that it has been provided with written “Pre-Notice” pursuant to Section 4.11 of the Purchase Agreement in satisfaction of all requirements of such section and waives any rights to receive any “Subsequent Financing Notices” to the extent applicable with respect to the Offering.

2.

Consent to Subsequent Equity Sales and Waiver.  Each Holder hereby consents to the Company proceeding with the Offering and waives the prohibition relating to “Subsequent Equity Sales” by the Company as contained in Section 4.12 of the Purchase Agreement to the extent such provisions are applicable to the transactions contemplated in the Offering.

3.

Amendment to Per Share Purchase Price Protection.  Discounted Per Share Purchase Price as defined under Section 5.3 of the Purchase Agreement is hereby amended and restated as follows: “any shares of Common Stock or Common Stock Equivalents (including the issuance or sale of shares of Common Stock or Common Stock Equivalents owned or held by or for the account of the Company) for a consideration per share that is less than the Per Share Purchase Price, but in no event less than $0.10 per share (adjusted for stock splits, combinations, dividends and the like occurring after the Closing Date) (such lesser price, which for clarification purposes, shall never be less than $0.10 per share is referred to herein as the “Discounted Per Share Purchase Price”).”

4.

Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holders as of the date of its execution of this Agreement that (a) the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith, and (c) this Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.

Representations and Warranties of the Holders.  Each Holder hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. Such Holder represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6.

Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement and Warrants shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holders under the Purchase Agreement and Warrants.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any and all of the Purchase Agreement and Warrants as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other of the Purchase Agreement or Warrants, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

7.

Regulation FD.  Each Holder acknowledges that the Company is subject to the reporting requirements of the Securities and Exchange Commission and its common stock is quoted on the OTC Markets. Holder agrees not to use any of the confidential information herein to purchase, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of the Company’s common stock (or other securities, warrants, or other forms of convertible securities outstanding or other rights to acquire such securities).

8.

Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

9.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

10.

Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

11.

Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing

(or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

13.

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14.

Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

15.

Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

16.

Independent Nature of Holders' Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.

17.

Effectiveness.  This Agreement shall be deemed effective (the “Effective Date”) upon the closing of the Bridge Offering, which shall occur on or before September 30, 2011. In the event the Bridge Offering is not completed on or before September 30, 2011, this Agreement shall be null and void.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

H & H IMPORTS, INC.
By:
Name:
Title:

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDERS FOLLOW]

[HOLDER'S SIGNATURE PAGE TO AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

Number of Shares:  __________

Number of Warrants:  __________

[SIGNATURE PAGES CONTINUE]